Exhibit 10.3.1

WHITEGLOVE HEALTH, INC.

AMENDMENT NO. 5

TO

2007 STOCK OPTION/STOCK ISSUANCE PLAN

The 2007 Stock Option/Stock Issuance Plan of WhiteGlove Health, Inc. (the “Plan”) is hereby amended, effective as of June 17, 2011, as follows:

1. The second sentence of Article One Section V.A. of the Plan is hereby amended to be read in its entirety as follows:

The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,367,250 shares.

2. Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, WhiteGlove Health, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officer as of June 17, 2011.

WHITEGLOVE HEALTH, INC.

/s/ William Kerley
William Kerley Chief Financial Officer